Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

(10.50% Senior Notes due 2014)

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), is dated as of June 13, 2012, among Tyson Foods, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors (the “Subsidiary Guarantors”) party hereto and The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee are parties to that certain Indenture, dated as of March 9, 2009 (the “Indenture”), providing for the issuance of the Company’s 10.50% Senior Notes due 2014 (CUSIP 902494AS2) (the “Notes”);

WHEREAS, $810,000,000 in aggregate principal amount of the Notes is currently outstanding;

WHEREAS, Section 9.02 of the Indenture provides that, with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes), the Company, the Subsidiary Guarantors and the Trustee may enter into a supplemental indenture for the purpose of amending or supplementing the Indenture or the Notes (subject to certain exceptions);

WHEREAS, the Company and the Subsidiary Guarantors desire to enter into, and have requested the Trustee to join with them in entering into, this Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 9.02 of the Indenture;

WHEREAS, the Company has solicited consents to this Supplemental Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated June 6, 2012 and the Letter of Transmittal and Consent (which together constitute the “Tender Offer”);

WHEREAS, (a) the Company has received the consent of the Holders of at least a majority in principal amount of the outstanding Notes (excluding any Notes owned by the Company or any of its Affiliates), all as certified in an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture as contemplated by Section 9.06 of the Indenture, (b) as contemplated by Section 9.06 of the Indenture, the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture, (c) the Company has satisfied all other conditions required under Article IX of the Indenture to enable the Company, the Subsidiary Guarantors and the Trustee to enter into this Supplemental Indenture, and (d) as contemplated by Section 11.04 and Section 11.05 of the Indenture, the Company has delivered an Officers’ Certificate and an Opinion of Counsel with respect to the satisfaction of conditions precedent under Article IX of the Indenture for the execution of this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

AMENDMENTS TO INDENTURE AND NOTES

Section 1.1 Amendments to Articles Four, Five and Six of the Indenture.

(a) The Indenture is hereby amended by deleting the following Sections or clauses of the Indenture and all references and definitions related thereto in their entirety:

Section 4.03 (Limitation on Indebtedness)

Section 4.04 (Limitation on Restricted Payments)

Section 4.05 (Limitation on Restrictions on Distributions from Restricted Subsidiaries)

Section 4.06 (Limitation on Sales of Assets and Subsidiary Stock)

Section 4.07 (Limitation on Affiliate Transactions)

Section 4.08 (Limitation on Line of Business)

Section 4.09 (Change of Control)

Section 4.10 (Limitation on Liens)

Section 4.11 (Limitation on Sale/Leaseback Transactions)

Section 4.12 (Future Guarantors)

Section 4.15 (Covenant Suspension)

All such deleted Sections are replaced with “[Intentionally Omitted]”, and all references in the Indenture to the Sections or clauses so eliminated are deleted in their entirety.

(b) Clauses (2) and (3) of Section 5.01(a) (When Company May Merge or Transfer Assets), are hereby deleted in their entirety and replaced with “[Intentionally Omitted]”, and all references in the Indenture to the clauses so eliminated are deleted in their entirety.

(c) Clauses (4), (6) and (9) of Section 6.01 (Events of Default), are hereby deleted in their entirety and replaced with “[Intentionally Omitted]”, and all references in the Indenture to the clauses so eliminated are deleted in their entirety.

(d) Clause (5) of Section 6.01 (Events of Default) is hereby deleted in its entirety and replaced with the following:

“the Company fails to comply with any of its other agreements contained in this Indenture (other than those referred to in clause (1), (2) or (3) above) and such failure continues for 60 days after the notice specified below;”

(e) Section 4.02 of the Indenture is hereby amended by deleting Section 4.02 in its entirety and replacing it with the following:

“Section 4.02. Reports.

The Company shall comply with the provisions of TIA Section 314(a), as applicable.”

Section 1.2 Amendments to Notes. The Notes are hereby amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Supplemental Indenture.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1 Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 2.2 Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Supplemental Indenture shall control.

Section 2.3 New York Law to Govern. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Section 2.4 Successors. All agreements of the Company and the Subsidiary Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 2.5 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 2.6 Severability. In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.7 The Trustee. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

Section 2.8 Effectiveness. The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto.

Section 2.9 Endorsement and Change of Form of Notes. Any Notes authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes operative in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Company, with a notation as follows:

“Effective as of June 13, 2012, certain restrictive covenants of the Company and certain Events of Default have been eliminated or limited, as provided in the Supplemental Indenture, dated as of June 13, 2012, by and among the Company, the Subsidiary Guarantors and the Trustee. Reference is hereby made to such Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

Section 2.10 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

TYSON FOODS, INC.,

By	/s/ Dennis Leatherby
	Name:	Dennis Leatherby
	Title:	Executive Vice President and
Chief Financial Officer

CAROLINA BRAND FOODS, LLC,
by its member, Tyson Refrigerated Processed Meats, Inc.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

CBFA MANAGEMENT CORP.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

COBB-VANTRESS, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

DFG FOODS, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

DFG FOODS, L.L.C.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

FOODBRANDS AMERICA, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

FOODBRANDS SUPPLY CHAIN SERVICES, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

GLOBAL EMPLOYMENT SERVICES, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

HUDSON MIDWEST FOODS, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

IBP FOODSERVICE, L.L.C.,
by its members, Tyson Fresh Meats, Inc. and IBP Caribbean, Inc.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

IBP REDEVELOPMENT CORPORATION,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

MADISON FOODS, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

NATIONAL COMP CARE INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

NEW CANADA HOLDINGS, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

OAKLAWN CAPITAL CORPORATION,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

PBX, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

RURAL ENERGY SYSTEMS, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

TEXAS TRANSFER, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

THE BRUSS COMPANY,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

THE IBP FOODS CO.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

THE PORK GROUP, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

TYNET CORPORATION,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

TYSON BREEDERS, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

TYSON CHICKEN, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

TYSON DELI, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

TYSON FARMS, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

TYSON FRESH MEATS, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

TYSON HOG MARKETS, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

TYSON INTERNATIONAL HOLDING COMPANY,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

TYSON INTERNATIONAL SERVICE CENTER INC. ASIA,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

TYSON INTERNATIONAL SERVICE CENTER INC. EUROPE,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

TYSON INTERNATIONAL SERVICE CENTER, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

TYSON MEXICAN ORIGINAL, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

TYSON OF WISCONSIN, LLC,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

TYSON PET PRODUCTS, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

TYSON POULTRY, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

TYSON PREPARED FOODS, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

TYSON PROCESSING SERVICES, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

TYSON RECEIVABLES CORPORATION,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

TYSON REFRIGERATED PROCESSED MEATS, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

TYSON SALES AND DISTRIBUTION, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

TYSON SERVICE CENTER CORP.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

TYSON SHARED SERVICES, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

WBA ANALYTICAL LABORATORIES, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

WILTON FOODS, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

ZEMCO INDUSTRIES, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

CENTRAL INDUSTRIES, INC.,

By	/s/ Rodney Tademy
	Name:	Rodney Tademy
	Title:	Assistant Treasurer

[Trustee Signature Follows]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By	/s/ Julie H Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Vice President